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                                                                   Exhibit 10.18



                     EVANS & SUTHERLAND COMPUTER CORPORATION

                          SOFTWARE LICENSING AGREEMENT

                                  (SOURCE CODE)

THIS SOFTWARE LICENSING AGREEMENT (the "AGREEMENT") made and entered into as of May 8, 1997 (the "EFFECTIVE DATE") by and between EVANS & SUTHERLAND COMPUTER CORPORATION ("E&S"), a Utah corporation, and the party executing below ("LICENSEE"), each having an office for the conduct of business at the addresses indicated below (E&S and Licensee are hereinafter referred to individually as a "PARTY" and collectively as the "PARTIES").

The Parties agree that the terms and conditions herein shall govern the license of the Licensed Product described in the attachments hereto and incorporated herein.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

EVANS & SUTHERLAND COMPUTER              ACCELGRAPHICS, INC.

CORPORATION

BY: /S/CR Maule____________________      BY: /S/ Keith Uhlin___________________

NAME: Charles R. Maule_____________      NAME: Keith Uhlin_____________________

TITLE: VP/GM, Desktop Graphics_____      TITLE:  VP Engineering________________

DATE: _5-8-97______________________      DATE:_4-6-97__________________________

ADDRESS:                                 ADDRESS:

600 Komas Drive                          1942 Zanker Road
Salt Lake City, Utah 84158               San Jose, CA  95112

TERMS AND CONDITIONS

1.0  DEFINITIONS

         1.1 "Attachments" means attachments, schedules, exhibits and addenda to this Agreement describing the Licensed Product, Documentation, license fees, royalties, and any special terms and conditions pertaining hereto.

         1.2 "Confidential Information" means that information which E&S or Licensee desire to protect against unauthorized disclosure or use and which is
(i) disclosed in tangible form clearly marked or identified as confidential or proprietary at the time of disclosure or (ii) disclosed in non-tangible form, identified as confidential or proprietary at the time of disclosure, and summarized sufficiently for identification and designated as confidential or proprietary in a written memorandum sent to the receiving Party within thirty
(30) days after disclosure. Confidential Information may include information of third parties. The terms and conditions of this Agreement shall be considered Confidential Information.

         1.3 "Derivative Work(s)" means a work which is based upon the Licensed Product, or any portion thereof, such as a revision, modification, port, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which the Licensed Product or portion thereof may be recast, transformed or adapted, and which, in the absence of this Agreement or other authorization by E&S, would constitute a copyright infringement.





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         1.4  "Documentation" means the manuals, guides, or other documentation provided for use with the Licensed Product, if any, as are more fully described in Attachment 1 hereto.

         1.5 "Error" means any reproducible failure of the Licensed Product to perform its intended functions as stated in the Documentation.

         1.6 "Licensed Product" means (a) the programs and databases more particularly described in Attachment 1 hereto, and (b) all programs and databases subsequently licensed to Licensee by E&S, whether or not identified to this Agreement in writing, unless specifically covered by a separate license agreement, including, in both cases, modifications to such programs and databases permitted by Section 2.1 hereof.

         1.7 "REALimage(TM) Technology" means the REALimage(TM) 1000 rendering controller chip technology described in the Documentation, and enhancements and improvements to that technology.

         1.8 "Source Code" means a series of instructions or program statements written in a high-level computer language. Source Code is normally readable by persons trained in the particular computer language in question, and is normally translated into machine-executable binary or object code by means of a compiler, assembler, or interpreter.

         1.9  "Source Licensed Product" means Source Code for the Licensed
Product.

2.0  LICENSE GRANT AND RESTRICTIONS

         2.1 License Grant. Subject to the terms and conditions of this Agreement, including the payment by Licensee of the license fee or royalty specified in Attachment 2, E&S hereby grants to Licensee a non-exclusive, nontransferable, worldwide license (a) to copy, use, modify and prepare Derivative Works of the Source Licensed Product for the sole purpose of developing applications, including driver software, to operate only on or with hardware that utilizes the E&S REALimage(TM) technology, (b) to copy, distribute, perform and sublicense to end users, in executable or binary code form only, the applications so developed from Licensed Product through all its channels of distribution, including resellers, OEMs, and VARs and (c) to copy, modify, prepare Derivative Works of and redistribute Documentation provided with the Licensed Product. The license granted herein is only for the purposes expressly set forth in this Section 2.1.

         2.2 Use by Licensee's End Users. Licensee agrees to indemnify, defend, and hold E&S harmless for, from, and against any claims, damages, or litigation costs resulting from or relating to the distribution or use of Licensed Product or applications developed from Licensed Product by third parties claiming through Licensee, regardless of the form of the action, except those claims, damages and costs fro which E&S is responsible pursuant to
Section 10 hereof.

         2.3 Error Notification. Licensee agrees to promptly inform E&S of all Errors, and any modification, addition, procedure or routine intended to correct the practical adverse effect of any such Error. Notwithstanding the foregoing, E&S shall not have, and expressly disclaims, any duty or obligation to correct, attempt the correction of, or provide a work-around or avoidance procedure for, any Error, or to provide Licensee with updates, upgrade, or revisions to the Licensed Product.

         2.4 Periodic Updates. So long as this Agreement is in effect, E&S shall provide Licensee with the source code for the general release of the reference source software for the Licensed Product corresponding to the version of the chipset embodying the REALimageTM Technology which is then being purchased by Licensee, provided that: (a) Licensee is then purchasing such chipset in quantities of 800 units per month, based on a rolling three-month average, (b) Licensee's last order was placed no later than 60 days previously, and (c) no event of default on the part of Licensee has occurred and is then continuing under this Agreement. Such software will be provided to Licensee when generally released if the conditions to release stated in the preceding sentence are then satisfied, or when such conditions are satisfied, if later than the time of general release.




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3.0  OWNERSHIP

         3.1 Ownership of the Licensed Product. E&S or its licensors own and will retain all rights, title, and interests, including but not limited to trademarks, copyrights, patents, patent rights, trade names, trade secrets, and other intellectual property rights, in and to the Licensed Product (in both source and executable or binary code form) and Documentation, and in algorithms, know-how, ideas, techniques, procedures and concepts embodied therein. Licensee does not obtain any rights, title, or interests, including but not limited to such intellectual property rights, in the Licensed Product by this Agreement, other than the license rights expressly conferred in Section 2.1.

         3.2 Ownership of Modifications. Licensee does not obtain by this Agreement any rights, title, or interests, including but not limited to intellectual property rights, in Derivative Works, other than the license conferred in Section 2.1 and as expressly stated in this Section 3.2. Licensee shall own all rights, title, and interests, including but not limited to trademarks, copyrights, patents, patent rights, trade names, trade secrets, and other intellectual property rights, in and to any Derivative Work solely to the extent of material contributed by or developed for Licensee and modifications of the Licensed Product made by or for Licensee as permitted by Section 2.1 hereof, together with algorithms, know-how, ideas, techniques, procedures, and concepts embodied therein.

         3.3 License Back of Modifications.

                 (a) Licensee grants to E&S a nonexclusive, worldwide, royalty-free license in perpetuity (i) to copy, use, modify, and prepare derivative works of all Licensee Derivative Works as described in 3.3(b) (including modifications of the Licensed Product made by or for Licensee), in both source and executable or binary form, and (ii) to copy, distribute, perform, and sublicense such Licensee Derivative Works and derivative works of and any modifications to Licensee Derivative Works, in source form and in executable or binary form, through all its channels of distribution, including resellers, OEMs, and VARs.

                 (b) Licensee shall deliver to E&S source code (in annotated form if available) and executable or binary code, including compile or build instructions, for Derivative Works containing fixes to modifications of the Licensed Product made by or for Licensee), within sixty (60) days of release of the executable binary code form of such Derivative Works.

4.0  COPYRIGHTS AND OTHER NOTICES

Licensed Product and applications developed from Licensed Product distributed by Licensee shall contain an appropriate notice indicating that E&S is the licensing source for the Licensed Product. Derivative Works distributed by Licensee as permitted hereunder shall contain appropriate notices indicating that such works are based, in part, on Licensed Product. Documentation and portions of Documentation used or distributed by Licensee shall contain a sufficent notice of E&S' copyright therein. Licensee agrees to show any proprietary legends, identifications, or notices which are embodied in or affixed to the Licensed Product, or which are affixed to the Documentation wherever licensee copyright or patent notifications are shown..

5.0  TERMINATION

This Agreement is effective until terminated. If Licensee fails to comply with any of the material terms and conditions of this Agreement, either party may terminate this Agreement upon sixty (60) days' written notice to Licensee specifying any such breach, unless within the period of such notice, all breaches specified in such notice shall have been remedied, or unless the breach is one which, by its nature, cannot be fully remedied in sixty (60) days, but Licensee has undertaken reasonable, good faith efforts toward remedying the breach within such sixty (60) days, and continues to use reasonable, good faith and diligent efforts to promptly remedy the breach. Termination of this Agreement shall not terminate Licensee's obligation to pay any amounts due E&S hereunder and not then paid, or suclicenses to end users mnade prior to termination.





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6.0  PAYMENTS

All fees, royalties, and other amounts required to be paid by this Agreement as specified in Attachment 2 are payable when due, in cash or cash equivalents, without deduction or offset.

7.0  CONFIDENTIAL INFORMATION

         7.1 Restrictions. Each Party shall hold in confidence, and shall use solely for purposes of or as provided in this Agreement, any Confidential Information received by it from the other or derived from Confidential Information and shall protect the confidentiality of such with the same degree of care that it exercises with respect to its own information of like import, but in no event less than reasonable care, for a period of five (5) years from the date of disclosure.

         7.2 Exceptions. Notwithstanding any provisions herein concerning non-disclosure and non-use of the Confidential Information, the obligations of
Section 7.1 shall not apply to any portion of the Confidential information which:

                          (a)  is now or which hereafter through no act or
failure to act on the part of the receiving Party becomes generally known in the computer systems industry;

                          (b)  is hereafter furnished to the receiving Party by
a third party without obligation to keep such information confidential;

                          (c)  is independently developed by the receiving
Party without the use of the Confidential Information;

                          (d)  is disclosed to others by the disclosing Party
without restriction;

                          (e)  is required to be disclosed pursuant to a legal,
judicial, or administrative procedure or otherwise required by law; providing the disclosing Party gives the other Party notice of the proposed disclosure with sufficient time to seek relief;

                          (f)  is already in the possession of, or known to,
the receiving Party prior to its receipt; or

                          (g)  is approved for release or use without
restriction by written authorization of an officer of the disclosing Party.

Subject to the requirements of Section 7.1 hereof, a receiving Party may disclose appropriate portions of Confidential Information to its employees who have a substantial need to know the specific information in question, and to subsidiaries, affiliates, representatives, agents, auditors, lenders, and regulators having a legitimate need or right to know, in which event the receiving Party will make a reasonable effort to minimize the amount of information disclosed and to cause such persons to maintain the confidentiality of the information disclosed.

         7.3 Injunction. Confidential Information has been and will continue to be of central importance to the business of a disclosing Party, and its disclosure to or use by others will cause immediate and irreparable injury to the disclosing Party, which may not be adequately compensated by damages and for which there is no adequate remedy at law. In the event of any actual or threatened misappropriation or disclosure of Confidential Information, the receiving Party agrees that the disclosing Party will be entitled to an injunction prohibiting such misappropriation or disclosure, and to specific enforcement of the receiving Party's obligations hereunder. The foregoing rights to an injunction and specific performance will be cumulative and in addition to every other remedy now or hereafter available to disclosing Party in law or equity or by statute.

         7.4 Returning Confidential Information. All materials containing Confidential Information of the other Party shall be returned to that Party within thirty (30) days after termination of this Agreement.




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8.0  LIMITED WARRANTY AND DISCLAIMER

         8.1 Warranty. The Licensed Product is provided "AS IS," WITHOUT WARRANTY OF ANY KIND.

         8.2 DISCLAIMER. E&S DOES NOT MAKE AND EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT, OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. E&S DOES NOT WARRANT THAT THE LICENSED PRODUCT OR ANY OF ITS PARTS WILL BE ERROR FREE, WILL OPERATE WITHOUT INTERRUPTION, OR WILL BE COMPATIBLE WITH ANY PARTICULAR SOFTWARE OR HARDWARE.

9.0  LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOST REVENUES OR PROFITS OR OTHER SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE.

10.0 INDEMNITY

If notified promptly of any action brought against Licensee based on a claim that the Licensed Product, or any portion thereof, directly infringes any registered patent, or any copyright or trademark, or is a misappropriation or theft of a trade secret, E&S will defend such action at its own expense and will pay all costs and damages (including without limitation, reasonable attorney's fees) finally awarded in, or in settlement of, any such action, provided that E&S shall have no liability for any settlement or compromise made without its consent. To qualify for such defense and payment, Licensee must allow E&S to control fully, and reasonably cooperate with E&S, in the defense of such action and all related settlement negotiations. In the event that a final injunction is obtained against Licensee's use of the Licensed Product or any portion thereof by reason of such infringement, or if in E&S' reasonable opinion, the Licensed Product or any portion thereof is likely to become the subject of a claim, E&S will, at its own expense and in its soles discretion, either procure for Licensee the right to continue to use the Licensed Product, replace or modify the Licensed Product so that it becomes non-infringing, or direct Licensee to cease use of the Licensed Product and refund the aggregate amount paid therefor by Licensee, less a reasonable sum for use.

11.0  GENERAL

         11.1 Choice of Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Utah, United States of America (except that the body of law controlling conflict of laws) and specifically excluding from application to this Agreement that law known as the United Nations Conventions on the International Sale of Goods.

         11.2 Counterparts. This agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which constitute but one and the same instrument.

         11.3 Entire Agreement. This Agreement, including all Attachments hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor or against either Party. Unless otherwise provided herein, this Agreement may not be modified, amended, rescinded, or waived, in whole or in part, except by a written instrument signed by the duly authorized representatives of both Parties.





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         11.4  Headings. The headings and captions in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         11.5 Import and Export Laws. Licensed Product, including without limitation, technical data, are subject to US export control laws and may be subject to export or import regulation in other countries. Licensee agrees to comply with all such laws and regulations, and certifies that neither the Licensed Product nor any direct product thereof is being or will be exported or re-exported, directly or indirectly, to any country for which a validated license is required under US export laws (including but not limited to any country determined by US export regulatory authorities to be a prohibited destination) without first obtaining such a validated license. Licensee agrees to indemnify, defend, and hold E&S harmless for, from, and against any claims, damages, or litigation costs resulting from or relating to Licensee's failure to comply with this Section 11.5, regardless of the form of the action. Licensee's obligations and certification under this Section 11.5 shall survive termination of this Agreement.

         11.6 Notices. All notices required hereunder must be in writing and delivered either in person or by a means evidenced by a delivery receipt, to the address first set forth above or as otherwise notified in writing. Such notice will be effective upon receipt.

         11.7 No Rights in Third Parties. This Agreement is made for the benefit of the Parties, and not for the benefit of any third parties unless otherwise agreed to by the Parties.

         11.8 Relationship of the Parities. No employees, consultants, contractors, or agents of one Party are agents, employees, franchisees, or joint ventures of the other Party, nor do they have any authority to bind the other Party by contract or otherwise to any obligation. No Party will represent to the contrary, either expressly, implicitly, or otherwise.

         11.9 Severability. In the event that any part of this Agreement is found to be unenforceable, the remainder shall continue in effect, to the extent consistent with the intent of the Parties as of the Effective Date.

         11.10 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure tot he benefit of the Aprties hereto, and their successors and assigns, provided, however, that this Agreement may not be assigned, in whole or in part, without the non-assigning Party's prior written consent, which shall not be unreasonably withheld, except in connection with a reorganization, merger or sales of substantially all the assigning Party's business or assets to a third party.

         11.11 US Government Restricted Rights. If Licensee is acquiring Software on behalf of the US Government, Software is provided with "Restricted Rights," as that term is defined in the Federal Acquisition Regulations (FARs) in 48 C.F.R 52.227-19(c)(2), or its equivalent in the DOD Supplement to the FARs (DFARs), and use, duplication or disclosure of Software is subject to restrictions set forth in FARs and DFARs. Contractor/Manufacturer is: Evans & Sutherland Corporation, 600 Komas Drive, Salt Lake City, Utah 84108.





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ATTACHMENT 1

LICENSED PRODUCT



1. Description of Licensed Product: Evans & Sutherland OpenGL 2D and 3D driver sources and binary for th REALimage Technology, including the following modules:



         Miniport Driver

         2D/DDI

         2D Frame Buffer Object

         State Handler

         Software Frame Buffer

         3D Frame Buffer Object

         OpenGL Lib

         URP Rendering Pipeline

         SLURP Software Rendering Pipeline



2.       Description of Licensed Product:

                  REALimage 1000 Hardware Reference Manual



                  REALimage 1000 Programmers Reference Manual